Exhibit 10.1

MULTI-CURRENCY REVOLVING

CREDIT FACILITY

AGREEMENT

Dated 10 April 2017

For

TITAN AMERICA LLC

Provided by

TITAN GLOBAL FINANCE PLC

This Agreement is dated April 10th, 2017.

PARTIES

(1)

TITAN AMERICA LLC, a company organised and existing under the laws of the state of Delaware in the United States of America, with its head office and registered address at 1151 Azalea Garden Road, Norfolk, Virginia, 23502, U.S.A ., as Borrower (the Borrower); and

(2)

TITAN GLOBAL FINANCE PLC, a company organised and existing under the laws of England, with its registered office at Shed 12, King George Dock, Hull HU9 5PR, United Kingdom, with company number 6199510, as Lender (the Lender).

The Lender and the Borrower are hereinafter collectively referred to as the “Parties”.

AGREED TERMS

1.	DEFINITIONS AND INTERPRETATION

The following definitions and rules of interpretation apply in this Agreement.

1.1 Definitions:

Available Commitment: the Commitment less any outstanding Loans.

Authorization: means an authorization, consent, approval, resolution, license, exemption, filing, notarization or registration.

Business Day: means a day (other than a Saturday or a Sunday) on which banks are open for general business in London and New York and:

(a)	if on that day a payment in or a purchase of a currency (other than Euro) is to be made, the principal financial centre of the country of that currency; or

(b)	if on that day a payment in or a purchase of Euro is to be made, which is also a TARGET Day.

Commitment: the principal amount of €250,000,000 to the extent not cancelled or reduced under this Agreement.

Drawdown Date: the date on which a Loan is made, or is to be made.

Drawdown Request: a drawdown request, substantially in the form set out in Schedule 1.

Disruption Event: means either or both of:

(a)

a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Loan which disruption is not caused by, and is beyond the control of the Borrower and/or the Lender; or

(b)

the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of the Borrower and/or the Lender, preventing them from performing its payment obligations or from communicating with each other in accordance with the terms of the Loan.

EURIBOR: means the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period displayed on the appropriate page of the Reuters screen. If the agreed page is replaced or service ceases to be available, the Lender may specify another page or service displaying the appropriate rate after consultation with the Borrower.

“Euro”, “EUR” and “€” denote the single currency unit of the Participating Member States of the European Monetary Union.

Event of Default: any event or circumstance specified as such in clause 11.

Existing Agreement: means the following Agreement entered into between the Parties:

‘Restated Facility Agreement’ by and between Titan Global Finance PLC (“Lender”), and Titan America LLC (“Borrower”) dated January 5th, 2011, as amended by the ‘First Amendment to Agreement’ dated October 21st, 2011, further amended by the ‘Second Amendment to Agreement’ dated February 24th, 2012 and then further amended by the ‘Third Amendment to Agreement’ dated April 18th, 2013 and then further amended by the ‘Fourth Amendment to Agreement’ dated December 30th, 2013 and then further amended by the ‘Fifth Amendment to Agreement’ dated January 30th, 2014 and then further amended by the ‘Sixth Amendment to Agreement’ dated April 30th, 2014 and then further amended by the ‘Seventh Amendment to Agreement’ dated December 29th, 2014 and then further amended by the ‘Eighth Amendment to Agreement’ dated May 27th, 2015.

Facility: means the revolving loan facility made available under this agreement as described in clause 3.

Finance Documents: this agreement, any Drawdown Request and any other document designated as such by the Lender and the Borrower.

Indebtedness: any obligation to pay or repay money, present or future, actual or contingent, sole or joint, and any guarantee or indemnity of any such obligation.

Interest Payment Date: the last day of an Interest Period.

Interest Period: means, in relation to a Loan, each period determined in accordance with Clause 5 (Interest) and in relation to any sum due and payable but unpaid by the Borrower under the Finance Documents, each period determined in accordance with Clause 5.7 (Default interest).

LIBOR: means the British Bankers’ Association Interest Settlement Rate for the relevant currency and period displayed on the appropriate page of the Reuters screen. If the agreed page is replaced or service ceases to be available, the Lender may specify another page or service displaying the appropriate rate after consultation with the Borrower.

Loan: the principal amount of the loan made or to be made by the Lender to the Borrower under this agreement or (as the context requires) the principal amount outstanding for the time being of that loan.

Material Adverse Effect: means a material; adverse effect on:

a)	the business, operations, property or financial condition of the Borrower; or

b)	the ability of the Borrower to perform its payment obligations under the Finance Documents

Month: means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

a)

(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period.

Participating Member State: means any member state of the European Communities that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

Repeating Representations: means the representations set out in Clause 8, which are deemed to be repeated by the Borrower in accordance with Clause 8.1.

Repayment Date: in relation to a particular Loan means the stated Repayment Date in the Drawdown Request for that Loan.

Security: any mortgage, charge (whether fixed or floating, legal or equitable), pledge, lien, assignment by way of security or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

TARGET: means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises interlinked national real time gross settlement systems and the European Central Bank’s payment mechanism and which began operations on 4 January 1999.

TARGET2: means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007.

TARGET Day means:

(a)	until such time as TARGET is permanently closed down and ceases operations any day on which both TARGET and TARGET2 are; and

(b)	following such time as TARGET is permanently closed down and ceased operations, any day on which TARGET2 is open for the settlement of payments in Euro.

Termination Date: 30 January 2022 (or if such a day is not a Business Day, then the immediately succeeding Business Day).

‘USD’, ‘U.S. Dollar’, ‘U.S. $’ and ‘$’: denote the currency unit of the United States.

1.2 Clause and paragraph headings shall not affect the interpretation of this agreement.

1.3 A reference to a person shall include a reference to an individual, firm, company, corporation, partnership, unincorporated body of persons, government, state or agency of a state or any association, trust, joint venture or consortium (whether or not having separate legal personality) and that person’s personal representatives, successors and permitted transferees.

1.4 A reference to a subsidiary means, in relation to a company wherever incorporated (a holding company), any company in which the holding company (or persons acting on its behalf) for the time being directly or indirectly holds or controls either:

i.	a majority of the voting rights exercisable at shareholder meetings of that company; or

ii.	the right to appoint or remove a majority of its board of directors, and

iii.	any company which is a subsidiary of another company is also a subsidiary of that company’s holding company.

Unless the context otherwise requires, in determining whether the foregoing applies to a particular company at any particular time, the rights referred to in (i) and (ii) are those rights as at that particular time.

1.5 Unless the context otherwise requires, words in the singular shall include the plural and words in the plural shall include the singular.

1.6 A reference to a party shall include that party’s successors and permitted transferees.

1.7 A reference to a time of day is to London time zone.

1.8 A reference to writing or written includes fax and email.

1.9 An obligation on a party not to do something includes an obligation not to allow that thing to be done.

1.10 A reference to this agreement or a “Finance Document” (or any provision of it) or to any other agreement or document referred to in this agreement or any Finance Document is a reference to this agreement or any Finance Document, that provision or such other agreement or document as amended (in each case, other than in breach of the provisions of this agreement) from time to time.

1.11 Unless the context otherwise requires, a reference to a clause is to a clause of this agreement.

1.12 Any words following the terms including or include, or any similar expression, shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms.

1.13 A reference to an amendment includes a supplement or variation (and amended shall be construed accordingly).

1.14 A reference to assets includes present and future properties, undertakings, revenues, rights and benefits of every description.

1.15 A reference to a certified copy of a document means a copy certified to be a true, complete and up-to-date copy of the original document, in writing and signed by an officer of the party delivering the document.

1.16 A reference to a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organization.

2.	THE EXISTING AGREEMENT

This Agreement substitutes the Existing Agreement and its Amendments, in their entirety.

Parties mutually confirm that as of April 10th, 2017 that:

a)	the outstanding principal balance under the Existing Agreement amounts to EUR 490,000.00;

b)	the accrued interest due balance under the Existing Agreement equals to EUR 1,058.19;

c)	The Commitment Fee due balance under the Existing Agreement equals to EUR 900,955.14; and

d)	Other expenses (Arrangement Fees) due balance under the Existing Agreement equals to EUR nil.

3.	THE FACILITY

3.1 Subject to the terms of this Agreement, the Lender makes available to the Borrower a multi-currency committed credit facility (the ‘Facility’) in an aggregate amount equal to the Commitment or its equivalent in USD, provided that the aggregate amount of Loans denominated in USD should not exceed USD equivalent of EUR 150,000,000.

3.2 For the purposes of calculating whether the total amounts borrowed under the Facility exceed the Facility Limit, the Lender will aggregate:

i.	The amounts borrowed in EUR; and

ii.	The EUR equivalent of all amounts outstanding in USD. The Lender will determine the EUR equivalent on the basis of spot rates of exchange from time to time selected by it.

3.3 Conditions Precedent to drawdown

The Lender will only be obliged to comply with Clause 5 (Drawing) if on the date of the Drawdown Request and on the proposed Drawdown Date:

a.	no Event of Default is continuing or would result from the proposed Loan and, in the case of any other Loan, no Default is continuing or would result from the proposed Loan; and

b.	the Repeating Representations to be made by the Borrower are true in all material respects.

4.	PURPOSE

4.1 The Borrower shall use all money borrowed under this Agreement for general corporate purposes.

4.2 The Lender is not obliged to monitor or verify how any amount advanced under this Agreement is used.

5.	DRAWING

5.1 The Borrower may request a Loan by delivering a completed Drawdown Request to the Lender by not later than 10.00 a.m. 5 Business Days before the proposed Drawdown Date (or such shorter time as agreed by the parties), or such other time as the Borrower and the Lender may agree.

5.2 A Drawdown Request:

(a) may only specify a single Loan;

(b) shall only be regarded as having been completed if:

(i)	the requested Drawdown Date is a Business Day before the end of the Availability Period;

(ii)	the proposed Interest Period complies with clause 7;

(iii)	the proposed Repayment Date is not later than the Termination Date; and

(c) once it has been delivered, is irrevocable.

6.	REPAYMENT, PREPAYMENT AND CANCELLATION

6.1 Repayment of Loans

a) The Borrower must repay on such date or dates as mutually agreed by the Borrower and the Lender at the commencement of each Loan, provided, however, all Loans under this Agreement shall be repaid by the Borrower no later than January 30th, 2022.

b) Subject to Clause 6.2, the Borrower may repay or prepay any Loans under the Facility in whole or in part at any time without repayment or prepayment penalty.

c) Any amounts repaid or prepaid according to paragraph (b) may be re-borrowed.

6.2 Voluntary Prepayment of Loans

The Borrower may, if it gives the Lender not less than five Business Days’ notice, prepay the whole or any part of any Loan or any other amount owed under this Agreement at any time, by way of prepayment of such Loan or other amount together with accrued and unpaid interest. Any prepayment of a Loan must be in a minimum amount of EUR 1,000,000 (or, if less, the outstanding principal balance of that Loan). Any amount prepaid may be re-borrowed in accordance with the terms of this Agreement.

The Borrower may only prepay part or all of a Loan if:

(i)	the notice specifies the Loan or Loans to be prepaid and the amount of the prepayment;

(ii)	the prepayment does not result in an Event of Default.

6.3 Voluntary Cancellation

The Borrower may, if it gives the Lender five Business Days’ notice, cancel the whole or any part of the Available Commitment. The Borrower may only do this if no Event of Default would result from the cancellation.

No amount cancelled in accordance with this Clause 6.3 may be subsequently reinstated.

6.4 Automatic Cancellation

If the Borrower ceases to be a subsidiary of a legal entity of which the Lender is also a subsidiary (directly or indirectly), the Lender may, by notice, declare that the Facility may be immediately cancelled, whereupon any and all of the Lender’s obligations shall be immediately cancelled and all amounts outstanding under the Finance Documents shall become immediately due and payable together with accrued interest thereon and any other amounts payable under the Finance Documents.

6.5 Restrictions

(a) Any notice given under this Clause 6 is irrevocable and unless a contrary indication appears in this Agreement, must specify the date or dates upon which the relevant prepayment or cancellation is to be made and the amount of that prepayment or cancellation. A prepayment notice shall oblige the Borrower to prepay the relevant Loan as set out in that notice.

(b) Any prepayment under this agreement shall be made together with accrued interest on the amount prepaid, and subject to any break costs payable under clause 6, without premium or penalty.

(c) If the Borrower does not make a prepayment on the date for prepayment specified in this agreement, or gives a prepayment notice but fails to make the prepayment on the date specified in the prepayment notice, the default interest provisions of clause 7.3 shall apply to the unpaid prepayment amount.

(d) No repayment, prepayment or cancellation is permitted, except in accordance with the express terms of this Agreement.

7.	INTEREST

7.1 Interest Period

7.1.1 Subject to this Clause 6.1, the Interest Period for each Loan shall be one week, one month, two months, three months, six months or any other period as may be agreed between the Borrower and the Lender.

7.1.2. The first Interest Period of a Loan will commence on its Drawdown Date and end in one week, one month, two months, three months, six months or such other time as may be agreed and described in the Drawdown Request. Each subsequent Interest Period (other than the last Interest Period) will commence at the end of the preceding one and will be for a period of one week, one month, two months, three months, six months or such other time as may be agreed between the Borrower and the Lender (other than the last Interest Period).

7.1.3 If the Borrower does not specify the duration of an Interest Period, the relevant Interest Period shall be one [1] week, or such shorter period that complies with this clause 7.

7.1.4 An Interest Period for a Loan must not extend beyond the Termination Date or the relevant Repayment Date.

7.1.5 Each Interest Period for a Loan will start on the Drawdown Date or, if already made, on the last day of its preceding Interest Period.

7.1.6 If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall, instead, end on:

(a)	the next Business Day in that calendar month, if there is one; or

(b)	the preceding Business Day, if there is not.

7.2 Interest

‘The Borrower will pay interest on the Loan(s) under the Restated Facility at a rate determined by the Lender to be the aggregate of:

a)	EURIBOR (for Euro denominated loans) / LIBOR (for US Dollar denominated loans) for the relevant period and

b)	A Margin, measured by reference to Basis Points, where one Basis Point is equal to 0.01% interest rate, and calculated in accordance with the following table:

The Margin will be:
Debt Cover of the New RCF :	New RCF Margin	Margin (% p.a.)
Less than or equal to 1.5:1	2.00	2.05
Greater than 1.5:1 and less than or equal to 1.75:1	2.25	2.30
Greater than 1.75:1 and less than or equal to 2:1	2.50	2.55
Greater than 2:1 and less than or equal to 2.25:1	2.75	2.80
Greater than 2:25 and less than or equal to 2.50:1	3.00	3.0
Greater than 2.50:1 and less than or equal to 2.75:1	3.25	3.30
Greater than 2.75:1 and less than or equal to 3:1	3.50	3.55
Greater than 3:1 and less than or equal to 3.25:1	3.75	3.80
Greater than 3.25:1 and less than or equal to 3.5:1	4.00	4.05
Greater than 3.5:1	4.25	4.30

(such rate, the “Lending Rate”).

For the purpose of determining the Margin in accordance with the table above, the Debt Cover shall be determined in accordance with Clause 21.1 (Financial Definitions) of the Multicurrency Facility Agreement between, Titan Global Finance Plc as Original Borrower, Titan Cement Company S.A. as Original Guarantor, and the Financial Institutions as Original Lenders, dated 10.04.2017. (the “New RCF”).

Any reduction or increase in the Margin shall take effect one Business Day after receipt by the Agent of the Compliance Certificate for that Relevant Period pursuant to Clause 20.2 of the New RCF.

Interest will accrue from day to day on the outstanding amount of each Loan and be payable in arrears on the last day of successive periods (each an “Interest Period”). The first Interest Period will commence on the advance of each Loan. Each subsequent Interest Period will commence at the end of the preceding one and will be for a period of one week, one month, two months, three months, six months, or any other period as agreed between the Lender and the Borrower, and in the absence of any such agreement, one week. Interest accrued to the date on which each Loan is prepaid or repaid will be paid on the prepayment or repayment date. All interest is calculated on the basis of a 360 day year and for the actual number of days elapsed.

Interest will also accrue on any overdue sum and will be payable (both before and after judgment) on demand at the aggregate of the Lending Rate and the rate representing the Lender’s additional cost of funding the overdue sum from such sources and in respect of such periods as the Lender may choose. The Lender will specify in its demand the amount of such interest and the manner in which it was calculated.

7.3 Default Interest

If the Borrower fails to make any payment due under this Agreement on the due date for payment, interest on the unpaid amount shall accrue daily, from the date of non-payment to the date of actual payment (both before and after judgment), at 2% per annum above the rate specified in clause 6.2.

8.	COSTS AND FEES

8.1 The Borrower shall promptly on demand pay to the Lender the amount of all costs and expenses of whatever nature (together with any value added tax on them) which the Lender incurs in connection with the negotiation, preparation, amendment, extension, alteration, preservation or enforcement of the Loan and the Finance Documents.

8.2 The Borrower shall pay any stamp, documentary and other similar duties and taxes to which the Finance Documents may be subject or give rise and shall indemnify the Lender against any losses or liabilities which it may incur as a result of any delay or omission by the Borrower in paying any such duties or taxes.

8.3 ‘The Borrower shall pay to the Lender a Commitment Fee in EUR computed at the rate of 26.25% of the applicable New RCF Margin, on the daily un-drawn, un-cancelled amount of the Facility. The accrued commitment fee is payable from and including the date of this Agreement quarterly in arrears and on the date the Restated Facility is cancelled in full.

For the purpose of calculating the daily, un-drawn and un-cancelled amount under the Facility, the Lender will subtract from the overall Facility Limit, the aggregate of:

i.	The amounts borrowed in EUR; and

ii.	The EUR equivalent of all amounts outstanding in USD. The Lender will determine the EUR equivalent on the basis of spot rates of exchange from time to time selected by it.

8.4: From April 10th, 2017 until January 30th, 2022 an Arrangement Fee is imposed and is payable by the Borrower to the Lender of € 915,466.44. The Arrangement Fee is payable within 4 months after the date of this Agreement.

9.	REPRESENTATIONS AND WARRANTIES

9.1 Times for making representations

9.1.1 The representations set out in this Clause 8 are made by the Borrower on the date of this Agreement.

9.1.2 Unless a representation is expressed to be given at specific dates, each representation is deemed to be repeated by the Borrower on:

a.	the date of any Drawdown Request;

b.	each Drawdown Date; and

c.	the first day of each Interest Period.

9.1.3 When a representation is repeated, it is made by reference to the circumstances existing at the time of repetition.

9.2 The Borrower makes the representations and warranties set out in this Clause 9.2 to the Borrower on the date of this Agreement.

9.2.1 Status

a.	It is a limited liability company, duly incorporated and validly existing under the laws of the state of Delaware.

b.	It has the power to own its assets and carry on its business as it is being conducted.

9.2.2 Powers and authority

It has the power to enter into and perform, and has taken all necessary action to authorize the entry into and performance of, this Agreement and the transactions contemplated by this Agreement.

9.2.3 Legal validity

Subject to the Legal Reservations, the obligations expressed to be assumed by it under this Agreement are legal, binding, valid and enforceable obligations.

9.2.4 Non-conflict

The entry into and performance by it of the transactions contemplated by, this Agreement do not, and it is not aware of any event or circumstances, or series of events or circumstances which:

a.	conflict with any law or regulation applicable to it; or

b.	conflict with its constitutional documents.

9.2.5 No default

As at the date of this Agreement and the first Drawdown Date only, no Event of Default has occurred and is continuing or might reasonably be expected to result from any Drawdown.

10. Undertakings

The undertakings in this Clause 10 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

10. 1 Authorizations

All Authorizations required by it in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, this Agreement have been obtained or effected (as appropriate) or will be obtained or effected (as appropriate) by the date on which they are required and are, to the extent obtained or effected, in full force and effect.

10.2 Compliance with Laws

The Borrower shall comply in all respects with all relevant laws to which it may be subject, if failure to do so would materially impair its ability to perform its obligations under the Finance Documents.

10.3 Negative Pledge

The Borrower, with the exception of Capital leases, shall not:

(i)	create, or permit to subsist, any Security on or over any of its assets; or

(ii)	Other than as permitted by Clause 10.4, sell, transfer or otherwise dispose of any of its assets on terms whereby such asset is or may be leased to or re-acquired or acquired by it; or

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms.

10.4 Disposals

The Borrower shall not sell, assign, lease, transfer or otherwise dispose of in any manner (or purport to do so) all or any part of, or any interest in, its assets other than:

(i)	trading stock in the ordinary course of business;

(ii)	assets exchanged for other assets comparable or superior as to type, value and quality; and

(iii)	assets whose market value is worth less than 35% of the Total Assets of the Borrower (or its equivalent in another currency or currencies) in any financial year.

11.	EVENTS OF DEFAULT

11.1 Each of the following events and circumstances is an Event of Default:

(a) The Borrower fails to pay any sum due under the Finance Documents when due unless:

i.	its failure to pay is caused by administrative or technical error; or a Disruption Event; and

ii.	payment is made within three Business Days of its due date (or any such other time as may be agreed by Lender).

(b) The Borrower fails (other than by failing to pay as described in clause 11.1(a)) to comply with any provision of the Finance Documents and (if the Lender considers, acting reasonably, that the default is capable of remedy), such default is not remedied within three Business Days (or any such other time as may be agreed by Lender) of the earlier of:

(i)	the Lender notifying the Borrower of the default and the remedy required; and

(ii)	the Borrower becoming aware of the default.

(c) Any representation, warranty or statement made, repeated or deemed made by the Borrower in, or pursuant to, the Finance Documents is (or proves to have been) incomplete, untrue, incorrect or misleading in any material respect when made, repeated or deemed made unless the circumstances giving rise to such event are capable of remedy and are remedied within 30 days of the earlier of the Lender giving notice to the Borrower or the Borrower becoming aware of such event.

(d) The Borrower stops or suspends payment of any of its debts, or is unable to, or admits its inability to pay its debts as they fall due.

(e) A moratorium is declared in respect of any Indebtedness of the Borrower.

(f) Any action, proceedings, procedure or step is taken for:

(i)	a suspension of payments by the Borrower or a moratorium of any Indebtedness, winding up, dissolution, or re- organization of Indebtedness of the Borrower;

(ii)	a composition, compromise or arrangement relating to Indebtedness of the Borrower with its creditors generally;

(iii)	the appointment of a liquidator, or other similar officer in respect of the Borrower or any of its assets;

(iv)	the enforcement of any Security over any asset of the Borrower.

(g) Any event occurs in relation to the Borrower analogous to those set out in clause 11.1(d) to clause 11.1(f) (inclusive) under the laws of any applicable jurisdiction.

(h) The value of the Borrower’s assets is less than its liabilities.

(i) Any provision of any Finance Document is or becomes, for any reason, invalid, unlawful, unenforceable, or disputed or ceases to be effective or to have full force and effect.

(j) The Borrower ceases or threatens to cease to carry on the whole or substantially the whole of its business.

(k) Any event occurs (or circumstances exist) which, has or is likely to have a Material Adverse Effect.

(m) The dissolution or termination of Borrower’s existence as a going business, or a trustee or receiver is appointed for Borrower or for all or a substantial portion of the assets of Borrower, or Borrower makes a general assignment for the benefit of Borrower’s creditors, or Borrower files for bankruptcy, or an involuntary bankruptcy petition is filed against Borrower and such involuntary petition remains un-dismissed for sixty (60) days.

(n) Lender shall have no obligation to make advances or to disburse Loan proceeds if: (A) Borrower is in default under the terms of this Agreement or any other agreement that Borrower has with Lender; (B) Borrower becomes insolvent, files a petition in bankruptcy or similar proceedings, or is adjudged a bankrupt; or (C) there occurs a material adverse change in Borrower’s financial condition. Furthermore, if any Event of Default shall occur, at Lender’s option, all sums owing in connection with the Loans, including all principal, interest, and all other fees, costs and charges, if any, will become immediately due and payable, all without notice of any kind to Borrower, except that in the case of an Event of Default of the type described in the “Insolvency” subsection above, such acceleration shall be automatic and not optional. In addition, Lender shall have all the rights and remedies provided in any documents executed in connection with this Agreement or available at law, in equity, or otherwise. Except as may be prohibited by applicable law, all of Lender’s rights and remedies shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower shall not affect Lender’s right to declare a default and to exercise its rights and remedies.

11.2 At any time after an Event of Default has occurred which has not been waived, the Lender may, by notice to the Borrower:

(a) cancel all outstanding obligations of the Lender under this Agreement, whereupon they shall immediately be cancelled;

(b) declare that the Loan (and all accrued interest and all other amounts accrued or outstanding under this Agreement) are immediately due and payable to the Lender, whereupon they shall become immediately due and payable to the Lender;

(c) declare that the Loan is repayable on demand, whereupon it shall become immediately repayable on demand by the Lender.

12.	PAYMENTS

12.1 All payments to be made by the Borrower under the Finance Documents shall be made in in immediately available cleared funds to the Lender at its account number with IBAN number GB51 MIDL 4005 1568 0159 49 held with HSBC BANK PLC, London Branch (S.W.I.F.T .: MIDLGB22) or such other account as the Lender may notify to the Borrower.

12.2 If any payment becomes due on a day which is not a Business Day, the due date of such payment will be extended to the next succeeding Business Day, or if that Business Day falls in the following calendar month, such due date shall be the immediately preceding Business Day.

12.3 All payments made by the Borrower under the Finance Documents shall be made in full, without set-off, counterclaim or condition and free and clear of and without any deduction or withholding, provided that, if the Borrower is required by law or regulation to make such deduction or withholding, it shall:

(a) ensure that the deduction or withholding does not exceed the minimum amount legally required;

(b) pay to the relevant taxation or other authorities, as appropriate, the full amount of the deduction or withholding;

(c) furnish to the Lender, within the period for payment permitted by the relevant law, either:

(i)	an official receipt of the relevant taxation authorities involved in respect of all amounts so deducted or withheld; or

(ii)

if such receipts are not issued by the taxation authorities concerned on payment to them of amounts so deducted or withheld, a certificate of deduction or equivalent evidence of the relevant deduction or withholding; and

(d) pay to the Lender such additional amount as is necessary to ensure that the net full amount received by the Lender after the required deduction or withholding is equal to the amount that the Lender would have received had no such deduction or withholding been made.

13.	CALCULATIONS AND CERTIFICATES

13.1 Any interest under this agreement shall accrue on a day-to-day basis, calculated according to the number of actual days elapsed and a year of 360 days.

13.2 If the Lender issues any certificate, determination or notification of a rate or any amount payable under this agreement, it shall, provided that it contains reasonable details of the basis of determination be conclusive evidence (in the absence of manifest error) of the matter to which it relates.

14.	REMEDIES, WAIVERS, AMENDMENTS AND CONSENTS

14.1 No amendment of the Finance Documents shall be effective unless it is in writing and signed by, or on behalf of, each party to it (or its authorized representative).

14.2 A waiver of any right or remedy under the Finance Documents or by law, or any consent given under the Finance Documents, is only effective if given in writing by the waiving or consenting party and shall not be deemed a waiver of any other breach or default. It only applies in the circumstances for which it is given and shall not prevent the party giving it from subsequently relying on the relevant provision.

14.3 A failure or delay by a party to exercise any right or remedy provided under the Finance Documents or by law shall not constitute a waiver of that or any other right or remedy, prevent or restrict any further exercise of that or any other right or remedy or constitute an election to affirm the Finance Documents. No single or partial exercise of any right or remedy provided under this agreement and/or the Finance Documents or by law shall prevent or restrict the further exercise of that or any other right or remedy. No election to affirm the Finance Documents by the Lender shall be effective unless it is in writing.

14.4 The rights and remedies provided under the Finance Documents are cumulative and are in addition to, and not exclusive of, any rights and remedies provided by law.

15.	SEVERANCE

15.1 If any provision (or part of a provision) of the Finance Documents is or becomes invalid, illegal or unenforceable, it shall be deemed modified to the minimum extent necessary to make it valid, legal and enforceable. If such deemed modification is not possible, the relevant provision (or part of a provision) shall be deemed deleted. Any deemed modification or deletion of a provision (or part of a provision) under this clause shall not affect the legality, validity and enforceability of the remainder of the Finance Documents.

16.	TRANSFER

16.1 Neither party may transfer all or any of its rights or obligations this agreement without the prior written consent of the other.

17.	NOTICES

17.1 Any notice or other communication given to a party under or in connection with the Finance Documents shall be:

(a) in writing;

(b) delivered by hand, by pre-paid post or other delivery service or sent by fax or email;

(c) sent to:

(i) the Borrower at:

1151 Azalea Garden Road; Norfolk Virginia, 23453

Fax: 757-855-7707

Attention: Chief Financial Officer

(ii) the Lender at:

Shed 12, King George Dock, Hull, HU9 5PR, U.K.

Fax: 0044-1482-784-013

Attention: Mrs. Karen Virginia Fittler

or to such other address or fax number as is notified in writing by one party to the other from time to time.

17.2 Any notice or other communication given by either party shall be deemed to have been received:

(a) if delivered by hand, at the time when it is left at the relevant address;

(b) if sent by pre-paid next working day post or another next working day delivery service, on the second Business Day after sending;

(c) if sent by fax, when received in legible form.

A notice or other communication given as described in clause 17.2(b) or clause 17.2(c) on a day that is not a Business Day, or after normal business hours, in the place where it is received, shall be deemed to have been received on the next Business Day

18.	COUNTERPARTS

18.1 The Finance Documents may be executed in any number of counterparts, each of which when executed shall constitute a duplicate original, but all the counterparts shall together constitute one agreement.

18.2 No counterpart shall be effective until each party has executed at least one counterpart.

19.	THIRD PARTY RIGHTS

19.1 A person who is not a party to this agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this agreement. This does not affect any right or remedy of a third party which exists, or is available, apart from that Act.

20.	GOVERNING LAW AND JURISDICTION

20.1 This Agreement and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by and construed in accordance with the law of England and Wales.

20.2 Each party irrevocably agrees that, subject as provided below, the courts of England shall have exclusive jurisdiction over any dispute or claim which arises out of, or in connection with, this Agreement Nothing in this clause shall limit the right of the Lender to take proceedings against the Borrower in any other court of competent jurisdiction, nor shall the taking of proceedings in any one (or more than one) jurisdiction preclude the taking of proceedings in any other jurisdiction, whether concurrently or not, to the extent permitted by the law of such other jurisdiction.

20.3 Without prejudice to any other mode of service allowed under any relevant law, the Borrower:

(a) irrevocably appoints the Titan Cement UK limited as its agent for service of process in relation to any proceedings before the English courts in connection with this agreement;

(b) agrees that if any person appointed as process agent under this Clause 20.3 is unable for any reason to so act, the Borrower must immediately (and in any event within 30 days of the event taking place) appoint another agent on terms acceptable to the Lender. Failing this, the Lender may appoint another process agent for this purpose; and

(c) agrees that failure by an agent for service of process to notify the relevant Borrower of the process will not invalidate the proceedings concerned.

This clause 20.3 does not affect any other method of service allowed by law.

This agreement has been entered into on the date stated at the beginning of it.

Signed by:

/s/ Christopher R. Chater
Christopher R. Chater

/s/ Jennifer M. Rafferty
Jennifer M. Rafferty

for and on behalf of Titan America LLC

Signed by:

/s/ Lawrence H. Wilt, Jr.
Lawrence H. Wilt, Jr.

/s/ Karen Virginia Fittler
Karen Virginia Fittler

for and on behalf of Titan Global Finance PLC

Schedule 1

FORM OF DRAWDOWN REQUEST

To: The Lender

Attention: [NAME] Department

Date: [DATE]

[NAME OF BORROWER]

Up to €250,000,000 Facility Agreement dated [DATE] between [PARTIES] (Facility Agreement)

We refer to the Facility Agreement. This is a Drawdown Request. Words and expressions defined in the Facility Agreement have the same meaning in this Drawdown Request unless given a different meaning in this Drawdown Request.

We give you notice that we wish to draw down the following Loan on [DATE]:

Loan Amount: € [AMOUNT]

Repayment Date: [DATE] (or, if that is not a Business Day, the next Business Day)

Drawdown Date: [DATE]

First Interest Payment Date:

Subsequent Interest Payment Dates:

Applicable Drawdown Fee: € [AMOUNT]

The Loan is to be made available by credit to [ACCOUNT DETAILS].

We confirm that, on today’s date and the proposed Drawdown Date:

1. Each condition specified in Clauses 9 and 10 (Representations and Warranties, Undertakings) is satisfied on the date of this Drawdown Request.

2. The proceeds of this Loan should be credited to the account details that we have advised to you separately.

3. This Drawdown Request is irrevocable.

For and on behalf of

[NAME OF BORROWER]

First Amendment to Agreement

This Amendment, effective as of July 10th, 2019, modifies that certain ‘Loan Agreement’ (“Agreement”) by and between Titan Global Finance PLC, as Lender (“Lender”), and Titan America LLC, as Borrower (“Borrower”) dated April 10th, 2017.

For good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the Agreement is hereby amended as follows:

•	Clause 1.1 Definitions: the “Commitment” is amended from €250m to €340m (an increase of €90m).

Any capitalized terms used in this First Amendment but not otherwise defined herein will have the meaning ascribed to such terms in the contract documents. All terms of the Agreement shall remain in full force and effect except to the extent modified by this First

Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

Titan Global Finance PLC		Titan America LLC

By:	/s/ Lawrence H. Wilt, Jr.	By:	/s/ Christopher R. Chater
Name:	Lawrence H. Wilt, Jr.	Name:	Christopher R. Chater
Title:	Director	Title:	Chief Accounting and Treasury Officer
Date:	8 July 2019	Date:	8 July 2019

By:	/s/ Karen V. Fittler	By:	/s/ Jennifer M. Rafferty
Name:	Karen Virginia Fittler	Name:	Jennifer M. Rafferty
Title:	Director	Title:	Vice President, Gen’l Counsel, Sec’y
Date:	8 July 2019	Date:	8 July 2019

SECOND AMENDMENT TO AGREEMENT

This Second Amendment, dated and effective as of April 29th 2020, modifies that certain ‘Loan Agreement’ (“Agreement”) by and between Titan Global Finance PLC (“Lender”), and Titan America LLC (“Borrower”) dated April 10th, 2017, as amended by the ‘First Amendment to Agreement’ dated July 10th 2019.

For good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the Agreement is hereby amended as follows:

1.	Clause 1.1 Definitions: the “Commitment” is amended from EUR 340 MLN to EUR 100 MLN (a decrease of EUR 240 MLN).

2.	Clause 7.2 (INTEREST) of the Agreement (taking into account all subsequent Amendments) is hereby deleted and replaced in its entirety as follows (a decrease above 1% in applicable margin):

“The Borrower will pay interest on the Loan(s) under the Multicurrency Facility Agreement originally dated 10 April 2017, as amended and restated by a Supplemental Agreement dated 5 December 2019 (“RCF”) at a rate determined by the Lender to be the aggregate of ::

a)	EURIBOR for the relevant period and

b)	A Margin, measured by reference to Basis Points, where one Basis Point is equal to 0.01% interest rate and calculated in accordance with the following table:

Debt Cover	RCF Margin	Margin % p.a.
Less than or equal to 2.25:1	1,50	1.55
Greater than 2.25:1 and less than or equal to 2.5:1	1,75	1.80
Greater than 2.5:1 and less than or equal to 2.75:1	2,00	2.05
Greater than 2.75:1 and less than or equal to 3:1	2,25	2.30
Greater than 3:1 and less than or equal to 3.25:1	2.50	2.55
Greater than 3.25:1 and less than or equal to 3,5:1	2.75	2.80
Greater than 3.5:1	3.25	3.30

(such rate, the “Lending Rate”).

For the purpose of determining the Margin in accordance with the table above, the Debt Cover shall be determined in accordance with Clause 21.1 (Financial definitions) of the RCF.

Any reduction or increase in the Margin shall take effect one Business Day after receipt by the Agent of the Compliance Certificate for that Relevant Period pursuant to Clause 20.2 of the RCF.

Interest will accrue from day to day on the outstanding amount of each Loan and be payable in arrears on the last day of successive periods (each an “Interest Period”). The first Interest Period will commence on the advance of each Loan. Each subsequent Interest Period will commence at the end of the preceding one and will be for a period of one, two, three or six months, as agreed between the Lender and the Borrower, and in the absence of any such agreement, one month. Interest accrued to the date on which each Loan is prepaid or repaid will be paid on the prepayment or repayment date. All interest is calculated on the basis of a 360 day year and for the actual number of days elapsed.

Interest will also accrue on any overdue sum and will be payable (both before and after judgment) on demand at the aggregate of the Lending Rate and the rate representing the Lender’s additional cost of funding the overdue sum from such sources and in respect of such periods as the Lender may choose. The Lender will specify in its demand the amount of such interest and the manner in which it was calculated.’

3.	An Arrangement fee of 0.47% of the Commitment will be applied and paid by the Borrower within 1 month from and including the date of this amendment, due to the above modifications.

Any capitalized terms used in this Second Amendment but not otherwise defined herein will have the meaning ascribed to such terms in the Agreement. All terms of the Agreement shall remain in full force and effect except to the extent modified by this Second Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the day and year first above written.

Signed on behalf of the Lender and the Borrower in Norfolk, Virginia, U.S.A.

Titan Global Finance PLC		Titan America LLC

By:	/s/ Karen V. Fittler	By:	/s/ Christopher Chater
Name:	Karen Virginia Fittler	Name:	Christopher Chater
Title:	Director	Title:	Chief Accounting and Treasury Officer
Date:	29/4/2020	Date:	29/4/2020

By:	/s/ Lawrence H. Wilt, Jr.	By:	/s/ Jennifer M. Rafferty
Name:	Lawrence H. Wilt, Jr.	Name:	Jennifer M. Rafferty
Title:	Director	Title:	Vice President, Gen’l Counsel, Sec’y
Date:	29/4/2020	Date:	29/4/2020

THIRD AMENDMENT TO AGREEMENT

According to the new Corporate Guarantees Group Pricing Policy issued in 2020, Titan Cement International (TCI) the new parent company of the Group, will charge a RCF Corporate Guarantee Spread with effective date January 1st 2020, for providing its corporate guarantee towards its subsidiaries for third party loans. Considering the above mentioned, TGF as the special funding vehicle of the Group passes through TCI’s charges as part of its funding cost, on a back-to-back basis, with the minimum additional charge of 0.05% (as per the Advance Thin Capitalisation Agreement (ATCA) signed between TGF and the UK tax authorities), to the Group’s entities to which TGF grants the funding received from third parties.

As a result this Third Amendment, dated and effective as of January 1st 2020, modifies that certain ‘Loan Agreement’ (“Agreement”) by and between Titan Global Finance PLC (“Lender”), and Titan America LLC (“Borrower”) dated April 10th, 2017, as amended by the “First Amendment to Agreement” dated July 10th 2019 and the “Second Amendment to Agreement” dated April 24th 2020.

For good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the Agreement is hereby amended as follows:

1.

Clause 1.1 Definitions: Insert the definition of RCF Corporate Guarantee Spread: “RCF Corporate Guarantee Spread: additional charge from the parent company of the group TITAN CEMENT INTERNATIONAL SA (TCI) to TITAN AMERICA LLC (TALLC), through TITAN GLOBAL FINANCE (TGF), for its corporate guarantee to TGF under third party loans on a back-to-back basis in accordance with ATCA rules.

2.	Clause 7.2 (INTEREST) of the Agreement (taking into account all subsequent Amendments) is hereby amended as follows:

‘The Borrower will pay interest on the Loan(s) under the Multicurrency Facility Agreement originally dated 10 April 2017, as amended and restated by a Supplemental Agreement dated 5 December 2019 (“RCF”) at a rate determined by the Lender to be the aggregate of:

a)	EURIBOR for the relevant period

b)	0.35% per annum RCF Corporate Guarantee Spread applied from January 1st 2020

c)	A Margin applied from April 291h 2020, measured by reference to Basis Points, where one Basis Point is equal to 0.01% interest rate and calculated in accordance with the following table:

Debt Cover	RCF Margin	Margin % p.a.
Less than or equal to 2.25:1	1.50	1.55
Greater than 2.25:1 and less than or equal to 2.5:1	1.75	1.80
Greater than 2.5:1 and less than or equal to 2.75:1	2.00	2.05
Greater than 2.75:1 and less than or equal to 3:1	2.25	2.30
Greater than 3:1 and less than or equal to 3.25:1	2.50	2.55
Greater than 3.25:1 and less than or equal to 3.5:1	2.75	2.80
Greater than 3.5:1	3.25	3.30

(such rate, the “Lending Rate”).

For the purpose of determining the Margin in accordance with the table above, the Debt Cover shall be determined in accordance with Clause 21.1 (Financial definitions) of the RCF.

Any reduction or increase in the Margin shall take effect one Business Day after receipt by the Agent of the Compliance Certificate for that Relevant Period pursuant to Clause 20.2 of the RCF.

Interest will accrue from day to day on the outstanding amount of each Loan and be payable in arrears on the last day of successive periods (each an “Interest Period”). The first Interest Period will commence on the advance of each Loan. Each subsequent Interest Period will commence at the end of the preceding one and will be for a period of one, two, three or six months, as agreed between the Lender and the Borrower, and in the absence of any such agreement, one month. Interest accrued to the date on which each Loan is prepaid or repaid will be paid on the prepayment or repayment date. All interest is calculated on the basis of a 360-day year and for the actual number of days elapsed.

Interest will also accrue on any overdue sum and will be payable (both before and after judgment) on demand at the aggregate of the Lending Rate and the rate representing the Lender’s additional cost of funding the overdue sum from such sources and in respect of such periods as the Lender may choose. The Lender will specify in its demand the amount of such interest and the manner in which it was calculated.’

3.

Clause 8.3: Substitute the sentence “ The Borrower shall pay ..... amount of the Facility” with “ The Borrower shall pay to the Lender a Commitment Fee in EUR computed at the rate of 26.25% of the applicable RCF Margin, on the daily un-drawn, un-cancelled amount of the Facility”.

Any capitalized terms used in this Third Amendment but not otherwise defined herein will have the meaning ascribed to such terms in the Agreement and in previous amendments. All terms of the Agreement and previous amendments shall remain in full force and effect except to the extent modified by this Third Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the day and year first above written.

Signed on behalf of the Lender and the Borrower in Norfolk, Virginia, U.S.A.

Titan Global Finance PLC		Titan America LLC

By:	/s/ Lawrence H. Wilt, Jr.	By:	/s/ Christopher R. Chater
Name:	Lawrence H. Wilt, Jr.	Name:	Christopher R. Chater
Title:	Director	Title:	Chief Accounting & Treasury Officer
Date:	30/11/2020	Date:	30/11/2020

By:	/s/ Karen V. Fittler	By:	/s/ Jennifer Rafferty
Name:	Karen Virginia Fittler	Name:	Jennifer Rafferty
Title:	Director	Title:	VP, General Counsel & Secretary
Date:	30/11/2020	Date:	30/11/2020

FOURTH AMENDMENT TO AGREEMENT

This Fourth Amendment, dated and effective as of January 30th 2022, modifies that certain ‘Loan Agreement’ (“Agreement”) by and between Titan Global Finance PLC (“Lender”), and Titan America LLC (“Borrower”) dated April 10th, 2017, as amended by the “First Amendment to Agreement” dated July 10th 2019 and the “Second Amendment to Agreement” dated April 24th 2020 and the “Third Amendment” dated November 30th 2020.

For good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the Agreement is hereby amended as follows:

Clause 1.1 Definitions:

Termination Date: 30/01/2026

Euribor: means the percentage rate per annum calculated by Global Rate Set Systems Ltd and offered by the European Money Markets Institute (EMMI) for the relevant period displayed on the appropriate page of the Reuters screen. If the agreed page is replaced or service ceases to be available, the Lender may specify another page or service displaying the appropriate rate after consultation with the Borrower. In any case, if the rate is less than zero, EURIBOR shall be deemed to be zero.

Considering Clause 8 of the Agreement and taking into account the new Termination Dated (30/01/2026) and the extension of the Agreement for four (4) years, the Borrower agrees to pay a new Arrangement Fee 0.70% on the size of the facility, equal to EUR 700.000. The payment of the new Arrangement Fee should take place no later than one (1) calendar month upon the signing of this Second Amendment.

Any capitalized terms used in this Fourth Amendment but not otherwise defined herein will have the meaning ascribed to such terms in the Agreement and in previous amendments. All terms of the Agreement and previous amendments shall remain in full force and effect except to the extent modified by this Fourth Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment as of the day and year first above written.

Signed on behalf of the Lender and the Borrower in Norfolk, Virginia, U.S.A.

Titan Global Finance PLC		Titan America LLC

By:	/s/ Nikolaos Andreadis	By:	/s/ Jennifer M. Rafferty
Name:	Nikolaos Andreadis	Name:	Jennifer M. Rafferty
Title:	Director	Title:	Vice President, Gen’l Counsel, Sec’y
Date:	01/30/2022	Date:	01/30/2022

By:	/s/ Karen V. Fittler	By:	/s/ Christopher Chater
Name:	Karen Virginia Fittler	Name:	Christopher Chater
Title:	Director	Title:	Chief Accounting and Treasury Officer
Date:	01/30/2022	Date:	01/30/2022

FIFTH AMENDMENT TO AGREEMENT

This Fifth Amendment, dated and effective as of May 1st 2023, modifies that certain ‘Loan Agreement’ (“Agreement”) by and between Titan Global Finance PLC (“Lender”), and Titan America LLC (“Borrower”) dated April 10th, 2017, as amended by the “First Amendment to Agreement” dated July 10th 2019 and the “Second Amendment to Agreement” dated April 24th 2020 and the “Third Amendment” dated November 30th 2020 and the “Fourth Amendment” effective January 30th 2022.

For good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the Agreement is hereby amended as follows:

Clause 1.1 Definitions:

Additional Business Days:

Any day other than:

(a) a Saturday or a Sunday; and

(b) a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities.

Dollar Loan: means any loan denominated in dollars

Dollar Reference Rate: means, in relation to a Dollar Loan, the applicable Primary Term Rate as of the Quotation Day for a period equal in length to the interest period of that Loan or as otherwise determined pursuant to Clause 11.2 (Unavailability of Screen Rate - Dollar Reference Rate) of the Multicurrency Facility Agreement originally dated 10 April 2017, as amended and restated by a Supplemental Agreement dated 5 December 2019 and as amended and restated by a Supplemental Agreement dated 18 April 2023 (“RCF”).

Dollar Reference Rate CAS: means, in relation to a Dollar Loan, the rate which is specified as per below:

The credit adjustment spread specified below for a tenor of the same length as the relevant Interest Period of the relevant Advance:

Interest Period	Applicable credit adjustment spread

1 month or less	0.11448 per cent. Per annum

3 months or less but greater than 1 month	0.26161 per cent. Per annum

6 months or less but greater than 3 months	0.42826 per cent. Per annum

Primary Term Rate: means the applicable Screen Rate as of the Quotation Day of that Dollar Loan and for a period equal in length to the interest period of that Dollar Loan.

Quotation Day:

(a) Subject to paragraph (b) below, two Additional Business Days before the first day of the relevant interest period (unless market practice differs in the relevant syndicated loan market, in which case the Quotation Day will be determined by the Lender)).

(b) If the Dollar Reference Rate is, or is based on, the Central Bank Rate, two Additional Business Days before the first day of the relevant interest period.

Screen Rate: The Term SOFR reference rate administered by CME Group Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant period published by CME Group Benchmark Administration Limited (or any other person which takes over the publication of that rate).

Clause 7.2 of the Third Amendment:

i.	The term 7.2 a) is amended as follows: in relation to any Loan in Euro, EURIBOR and in relation to any Dollar Loan , the Dollar Reference Rate plus the Dollar Reference Rate CAS

ii.	The term 7.2 b) remains unchanged, i.e .: 0.35% per annum RCF Corporate Guarantee Spread

iii.	The grid in term 7.2 c) is amended as follows:

Debt Cover	RCF Margin	Margin % p.a.
Less than or equal to 2.25:1	1.5	1.50
Greater than 2.25:1 and less than or equal to 2.5:1	1.75	1.81
Greater than 2.5:1 and less than or equal to 2.75:1	2.00	2.06
Greater than 2.75;1 and less than or equal to 3:1	2.2	2.3
Greater than 3:1 and less than or equal to 3.25:1	2.50	2.56
Greater than 3.25:1 and less than or equal to 3.5:1	2.7	2.81
Greater than 3.5:1	3.25	3.31

(such rate, the “Lending Rate”)

Considering the new dollar rate definitions and the above mentioned changes of the Agreement, the Borrower agrees to pay an amendment fee of EUR 50.018,00. The payment of the amendment fee should take place no later than one (1) calendar month upon the signing of this Fifth Amendment. For the existing Dollar Loan the Libor replacement will commence from the next interest period of the Loan, i.e. 05 July 2023, whereas the new Margin (as per grid above) will be effective from 01 May 2023.

Any capitalized terms used in this Fifth Amendment but not otherwise defined herein will have the meaning ascribed to such terms in the Agreement and in previous amendments. All terms of the Agreement and previous amendments shall remain in full force and effect except to the extent modified by this Fifth Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amendment as of the day and year first above written.

Signed on behalf of the Lender and the Borrower in Norfolk, Virginia, U.S.A.

Titan Global Finance, PLC		Titan America LLC

By:	/s/ Karen V. Fittler	By:	/s/ Lawrence H. Wilt, Jr.
Name:	Karen Virginia Fittler	Name:	Lawrence H. Wilt, Jr.
Title:	Director	Title:	CFO
Date:	2 June 2023	Date:	June 2, 2023

By:	/s/ Andreadis Nikolaos	By:	/s/ Christopher Chater
Name:	Andreadis Nikolaos	Name:	Christopher Chater
Title:	Director	Title:	Chief Accounting and Treasury Officer
Date:	2/6/2023	Date:	June 2, 2023

SIXTH AMENDMENT TO AGREEMENT

This Sixth Amendment, dated and effective as of July 31st 2024, modifies that certain ‘Loan Agreement’ (“Agreement”) by and between Titan Global Finance PLC (“Lender”), and Titan America LLC (“Borrower”) dated April 10th, 2017, as amended by the “First Amendment to Agreement” dated July 10th 2019, the “Second Amendment to Agreement” dated April 24th 2020, the “Third Amendment to Agreement” dated November 30th 2020, the “Fourth Amendment to Agreement” effective January 30th 2022 and the “Fifth Amendment to Agreement” effective May 1st 2023 (together “the Previous Amendments”).

For good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the Agreement is hereby amended as follows:

1.	Clause 1.1 Definitions: “Commitment” the principal amount of EUR 130,000,000 to the extent not cancelled or reduced under this Agreement.

2.

Clause 3.1: Subject to the terms of this Agreement, the Lender makes available to the Borrower a multi-currency credit facility (the “Facility”) in an aggregate amount equal to the Commitment or its equivalent in USD, provided that the aggregate amount of Loans denominated in USD should not exceed USD equivalent of EUR 130,000,000

3.

Clause 12.1: All payments to be made by the Borrower under the Finance Documents shall be made in immediately available cleared funds to the Lender at its account with IBAN number FR7630056000280028014071955 with HSBC France (SWIFT-BIC: CCFRFRPP) or such other account as the Lender may notify to the Borrower in writing.

4.

Considering the above-mentioned changes to the Agreement, the Borrower agrees to pay to the Lender an Amendment Fee of an amount equal to EUR 71,680.10, no later than one (1) calendar month from and including the signing date of this Sixth Amendment.

Any capitalized terms used in this Sixth Amendment but not otherwise defined herein will have the meaning ascribed to such terms in the Agreement and in Previous Amendments. All terms of the Agreement and Previous Amendments shall remain in full force and effect except to the extent modified by this Sixth Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Sixth Amendment as of the day and year first above written.

1

Titan Global Finance PLC		Titan America LLC

By:	/s/ Nikolaos Andreadis	By:	/s/ Lawrence H. Wilt, Jr.
Name:	Nikolaos Andreadis	Name:	Lawrence H. Wilt, Jr.
Title:	Director	Title:	CFO
Date:	31/7/2024	Date:	7/31/2024

By:	/s/ Grigorios D. Dikaios	By:	/s/ Christopher Chater
Name:	Grigorios D. Dikaios	Name:	Christopher Chater
Title:	Director	Title:	CAO
Date:	31/07/2024	Date:	7/31/2024

2